The Stanley Works 2001 Long-Term Incentive Plan

Stock Option Grant Certificate Subject to the terms and conditions on the reverse of this Certificate,

________________has been awarded an Option to purchase ____ Shares as follows:

Grant Date: __________________       Expiration Date: _______________________

25% of Option exercisable ________________ Purchase Price Per Share: _________________

25% of Option exercisable ________________

25% of Option exercisable ________________

25% of Option exercisable ________________

The Stanley Works

As a member of Stanley’s team, your skills and contributions are vital to our Company’s and its Shareholders continued success.
This award of stock options provides you with the opportunity to earn significant financial rewards for your efforts and contributions to making Stanley the most successful company it can be.
On behalf of the Board of Directors, Congratulations.

John F. Lundgren Chairman and CEO The Stanley Works

NON-QUALIFIED STOCK OPTION TERMS

This certifies that The Stanley Works has on the Grant Date granted to the Grantee named on the front of this Certificate the option (the “Option”) to purchase, on or before the Expiration Date at the Purchase Price per Share, the Option Shares, which shall be shares of the Common Stock of The Stanley Works, par value $2.50 per share (the “Common Stock”) all as set forth on the front of this certificate. The Option is granted subject to the following terms and conditions and the terms and conditions of The Stanley Works 2001 Long Term Incentive Plan, as amended from time to time (the “Plan”).

1. Vesting and Exercisability. The Option will become vested and exercisable on the date (or dates) and in the percentage (or percentages) set forth on the front of this certificate, provided the Grantee continues in employment with Stanley or an Affiliate until the applicable vesting date. In addition, 100% of the Option will become vested in the event of the Grantee’s termination of employment due to Retirement, Disability or death. Once vested, the vested portion of the Option may be exercised, from time to time, from the applicable vesting date until the earlier of (i) the Expiration Date set forth on the front of this certificate or (ii) the applicable date described below in paragraph 6 regarding termination of employment. Stock may be purchased hereunder only to the extent that this Option has become vested. If, prior to the vesting date for any portion of the Option, the Grantee’s employment with Stanley and its Affiliates terminates for any reason other than Retirement, Disability or death, the unvested portion of the Option will be forfeited.

2. Process of Exercise. The vested portion of the Option may be exercised, in whole or in part, by written notification to Stanley’s Treasurer at Stanley’s executive offices in New Britain, Connecticut, or by any other procedure established by Stanley from time to time. Such notification shall (i) specify the number of shares with respect to which the Option is being exercised, and (ii) be accompanied by payment for such shares. Such notification shall be effective upon its receipt by the Treasurer or any other party designated by the Treasurer on or before the Expiration Date. The Option may not be exercised with respect to a fractional share or with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. In the event the Expiration Date set forth on the front of this certificate falls on a day which is not a regular business day at Stanley’s executive offices in New Britain, Connecticut, then such written notification must be received at such office on or before the last regular business day prior to the Expiration Date. Payment is to be made by check payable to the order of The Stanley Works or by one of the alternative methods of payment described in the Plan and acceptable to Stanley’s Compensation and Organization Committee (the “Committee”). No shares shall be issued on exercise of the Option until full payment for such shares has been made and all checks delivered in payment therefor have been collected. The Grantee shall not have any rights of a shareholder upon exercise of the Option, including but not limited to, the right to vote or to receive dividends, until stock certificates have been issued to the Grantee.

3. Tax Withholding; etc. Stanley shall not be required to issue any certificate or certificates for shares purchased upon the exercise of any part of the Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which Stanley shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to Stanley, upon its demand, of any amount requested by Stanley for withholding federal, state or local income or earnings taxes or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of the Option or the transfer of such shares. The Option shall be exercised and shares issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities laws, and the Grantee shall comply with any requirements imposed by the Committee under such laws. If the Grantee qualifies as an “affiliate” (as that term is defined in Rule 144 (“Rule 144”) promulgated under the Act), upon demand by Stanley, the Grantee (or any person acting on his or her behalf) shall deliver to the Treasurer at the time of any exercise of the Option a written representation that upon exercising the Option he or she will acquire shares pursuant to the Plan for his or her own account, that he or she is not taking the shares with a view to distribution and that he or she will dispose of the shares only in compliance with Rule 144.

4. Transferability. Except as otherwise provided in the Plan, the Option is not transferable by the Grantee otherwise than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) following the Grantee’s Retirement, in whole or in part and without payment of consideration, to (a) the Grantee’s spouse, children and grandchildren (an “Immediate Family Member”) or Immediate Family Members, (b) a trust or trusts for the exclusive benefit of Immediate Family Member(s), or (c) a partnership or partnerships in which Immediate Family Member(s) are the only Partner(s). More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. The Company reserves the right to charge administrative fees in respect of such transfers.

5. No Right to Employment. The Option does not confer upon the Grantee any right with respect to continuation of employment with Stanley or any Affiliate, and will not interfere in any way with the right of Stanley or any Affiliate to terminate the Grantee’s employment.

6. Termination of Employment. Notwithstanding any other provisions:

If the Grantee’s employment with Stanley and its Affiliates terminates for any reason other than Retirement, Disability or death, the Grantee may exercise the portion of the Option that has become vested as of the Grantee’s termination date until the earlier of (i) the Expiration Date set forth on the front of this certificate or (ii) the last day of the two (2) month period following such termination date. If the Grantee’s employment terminates due to Retirement, Disability or death, the Option will become immediately vested in full and the Grantee (or, following the Grantee’s death, the person designated in the Grantee’s last will and testament or if no person is designated, the Grantee’s estate) may exercise the Option until the Expiration Date set forth on the front of this certificate.

Leaves of absence for such periods and purposes conforming to the personnel policy of Stanley as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Grantee, Stanley shall be under no obligation to issue shares unless Stanley is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the Grantee’s estate or the proper legatees or distributees thereof.

7. Adjustments. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other changes in corporate structure or capitalization affecting the Common Stock, the number of shares remaining to be exercised under the Option and the Purchase Price shall be appropriately adjusted by the Committee in accordance with the terms and provisions of the Plan. If, as a result of any adjustment under this paragraph, the Grantee becomes entitled to a fractional share, he or she shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

8. Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or under the Option shall be binding, conclusive and final. The waiver by Stanley of any provision of the Option shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of the Option. The Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Connecticut. The terms and conditions set forth in the Option are subject in all respects to the terms and conditions of the Plan, which shall be controlling. Grantee agrees to execute such other agreements, documents, or assignments as may be necessary or desirable to effect the purposes of this the Option.

9. Binding Effect. The grant of this Option shall be binding and effective only if this Certificate is executed by or on behalf of Stanley.

10. Capitalized Terms. The term “Retirement” means the Grantee’s termination of employment at or after attaining the age of 55 and completing 10 years of service. The term “Disability” has the meaning provided in Section 22(e)(3) of the Code, or any successor provision. All other capitalized terms used in this Certificate which are not defined herein or on the front of this certificate shall have the meanings given them in the Plan unless the context clearly requires otherwise.